Exhibit 99.1

DXC Technology Prices Senior Notes Offering

TYSONS, Va., September 2, 2021 — DXC Technology Company (NYSE: DXC) (“DXC”) today announced that its wholly owned subsidiary, DXC Capital Funding DAC (the “Issuer”), priced an offering of (i) €750.0 million aggregate principal amount of its 0.450% Senior Notes due 2027 (the “2027 Notes”), priced at 99.846% of the aggregate principal amount of such notes and (ii) €600.0 million aggregate principal amount of its 0.950% Senior Notes due 2031 (together with the 2027 Notes, the “Notes”), priced at 99.715% of the aggregate principal amount of such notes. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act. The offering of the Notes is expected to close on September 9, 2021, subject to customary conditions.

The Notes will be unconditionally and irrevocably guaranteed by DXC and DXC Luxembourg International S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) and the direct parent of the Issuer (“Holdings”). DXC currently intends to apply the net proceeds from the offering of the Notes principally to the repayment in full of the €400 million aggregate principal amount of outstanding borrowings under its Euro-denominated term loan facility, the repayment of its U.S. dollar-denominated 4.25% Senior Notes due 2025, the repayment of its Sterling-denominated 2.750% Senior Notes due 2025 and the repayment of other outstanding senior notes. The Issuer intends to lend the funds to Holdings to facilitate the corresponding alignment of DXC’s global structure.

Mike Salvino, President and Chief Executive Officer, DXC commented: “Building a strong financial foundation is a key component of our transformation journey. This offering allows us to refinance our term loan and bonds, extending maturities, while reducing ongoing borrowing cost. These actions further improve our capital structure, strengthen our financial foundation, and demonstrate our ongoing commitment to an investment grade credit profile. We were pleased with the high level of investor interest in our debt offering, as we were able to increase our offering size to €1.35 billion at sub one-percent rates. We will continue to evaluate further opportunities to refinance additional high coupon debt. This offering is one more proof point that demonstrates the continued success of our transformation journey.”

The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are expected to be listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy any security, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT DXC TECHNOLOGY

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services across the Enterprise Technology Stack to drive new levels of performance, competitiveness, and customer experience.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the coronavirus disease 2019 pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and any updating information in subsequent SEC filings, including DXC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

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Contact

Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

John Sweeney, Investor Relations, +1-980-315-3665, john.sweeney@dxc.com

Source: DXC Technology

Category: Investor Relations